Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included in the Proxy Statement/Prospectus.

The following unaudited pro forma condensed combined financial statements are provided to aid you in your analysis of the financial aspects of the Business Combination involving L&F, ZeroFox, and IDX, the consummation of the Common Equity PIPE Investment Financing and the Convertible Notes Financing, and adjustments for other material events (“Adjustments for Material Events”), which are collectively referred to as the “Transactions.” For purposes of these unaudited pro forma condensed combined financial statements, the entity surviving the Business Combination is referred to as “New ZeroFox.”

The unaudited pro forma condensed combined financial statements are based on L&F’s historical financial statements and ZeroFox’s and IDX’s historical consolidated financial statements, as adjusted to give effect to the Business Combination. The historical financial statements of L&F and IDX were prepared based on a December 31 fiscal year-end and the historical financial statements of ZeroFox were prepared based on a January 31 fiscal year-end. Following the consummation of the Business Combination, New ZeroFox will have a January 31 fiscal year-end.

The historical balance sheets presented in the unaudited pro forma condensed combined financial statements reflect balances as of July 31, 2022 for ZeroFox and June 30, 2022 for L&F and IDX. The unaudited pro forma condensed combined balance sheet gives pro forma effect to the Business Combination as if they had been consummated on July 31, 2022.

The historical statements of operations presented in the unaudited pro forma condensed combined financial statements reflect ZeroFox’s activity for the six months ended July 31, 2022 and the year ended January 31, 2022. The historical statements of operations presented in the unaudited pro forma condensed combined financial statements reflect L&F’s and IDX’s activity for the six months ended June 30, 2022 and the year ended December 31, 2021. The unaudited pro forma condensed combined statements of operations give pro forma effect to the Business Combination as if they had been consummated on February 1, 2021.

The unaudited pro forma condensed combined financial statements have been derived from the historical financial statements and should be read in conjunction with:

•

the historical unaudited condensed financial statements of L&F as of and for the three months ended June 30, 2022, and the related notes which is incorporated by reference from the L&F Quarterly Report (10Q) filed on July 28, 2022;

•

the historical audited financial statements of L&F as of and for the year ended December 31, 2021 and the related notes which is incorporated by reference from the L&F Registration of Securities, Business Combinations Amendment (S-4/A) filed on July 14, 2022;

•	the historical unaudited condensed consolidated financial statements of ZeroFox as of and for the six months ended July 31, 2022 and the related notes; included within this current report.

•

the historical audited consolidated financial statements of ZeroFox as of and for the year ended January 31, 2022 and the related notes which is incorporated by reference from the L&F Registration of Securities, Business Combinations Amendment (S-4/A) filed on July 14, 2022;

•	the historical unaudited condensed financial statements of IDX as of and for the three months ended June 30, 2022, and the related notes included within this current report;

•

the historical audited consolidated financial statements of IDX as of and for the year ended December 31, 2021 and the related notes which is incorporated by reference from the L&F Registration of Securities, Business Combinations Amendment (S-4/A) filed on July 14, 2022;

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•

the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of L&F,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ZeroFox,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of IDX,” and other financial information relating to L&F, ZeroFox, and IDX included which is incorporated by reference from the L&F Registration of Securities, Business Combinations Amendment (S-4/A) filed on July 14, 2022.

The Business Combination will be accounted for in accordance with the acquisition method of accounting under the provisions of ASC 805, Business Combinations, with L&F as the accounting acquirer and ZeroFox and IDX as the accounting acquirees.

Upon consummation of the Business Combination, ZeroFox is considered a variable interest entity as the equity at risk for ZeroFox is not sufficient to fund expected future cash flow needs, including funding future projected losses, and servicing existing debt obligations. L&F will hold a variable interest in ZeroFox as it will own 100% of ZeroFox’s equity. L&F will be considered the primary beneficiary as its ownership will provide the power to direct the activities that most significantly impact ZeroFox’s performance and the obligation to absorb the losses and/or receive the benefits of ZeroFox that could potentially be significant to ZeroFox. L&F will be treated as the accounting acquirer.

IDX is considered a business under ASC 805, Business Combinations. IDX is not considered the accounting acquirer in the Business Combination based on evaluation of the following factors:

•	IDX shareholders will not have the largest voting interest in New ZeroFox;

•	IDX will not comprise all of the ongoing operations of New ZeroFox;

•	IDX will not designate a majority of the governing body of New ZeroFox;

•	IDX senior management will not have a substantive role in the senior management of New ZeroFox; and

•	the largest single owner of the combined company will not be a legacy owner of IDX;

L&F is determined to be the accounting acquirer as it will be ZeroFox’s primary beneficiary and it will own 100% of IDX’s equity. L&F’s acquisitions of ZeroFox and IDX will be considered business combinations under ASC 805, Business Combinations, and will be accounted for using the acquisition method of accounting. The consideration transferred will be allocated to the assets acquired and liabilities assumed based on their estimated acquisition-date fair values. The excess of consideration transferred to effect the acquisitions over the fair values of assets acquired and liabilities assumed will be recorded as goodwill. Transaction costs will be expensed as if the Business Combination had occurred on February 1, 2021.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JULY 31, 2022

(in thousands, except share amounts)

	Historical June 30, 2022	Historical July 31, 2022	Historical June 30, 2022	Transaction Accounting Adjustments
	L&F	ZF	IDX	Adjustments Related to ZF			Adjustments Related to IDX			Additional Pro Forma Adjustments			Pro Forma Balance Sheet
ASSETS
Current assets:
Cash and cash equivalents	$157	$2,803	$17,012	(11,731)	5	(cc)	$(64,112)	5	(A)	34,865	5	(AA)	$62,086
				(39,037)	5	(ff)	(2,623)	5	(B)	(10,248)	5	(BB)
										149,806	5	(CC)
										15,000	5	(DD)
										(5,022)	5	(EE)
										(24,626)	5	(FF)
										(158)	5	(GG)
Accounts receivable, net of allowance for doubtful accounts	—	14,210	12,037	—			—			—			26,247
Deferred contract acquisitions costs, current	—	4,918	1,065	—			—			—			5,983
Prepaid expenses and other assets	39	2,859	1,071	—			—			(39)	5	(BB)	3,930

Total current assets	196	24,790	31,185	(50,768)			(66,735)			159,578			98,246
Marketable investments held in Trust Account	34,832	—	—							(34,832)	5	(AA)	—
Property and equipment, net of accumulated depreciation	—	609	128	—			—			—			737
Capitalized software, net of accumulated amortization	—	1,082	—	—			—			—			1,082
Deferred contract acquisition costs, net of current portion	—	6,854	188	—			—			—			7,042
Acquired intangible assets, net of accumulated amortization	—	12,631	—	172,000	5	(aa)	94,900	5	(A)	—			279,531
Goodwill	—	35,002	—	754,083	5	(aa)	245,843	5	(A)	—			1,034,928
Deferred tax asset	—	—	1,227	37,993	5	(aa)	(1,227)	5	(A)	—			—
				(37,993)	5	(ee)
Other assets	—	341	—	—			—			—			341

Total assets	$35,028	$81,309	$32,728	$875,315			$272,781			$124,746			$1,421,907

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$—	$4,333	$7,950	$—			$—			$—			$12,283
Accrued liabilities	6,253	4,302	5,680	12,777	5	(aa)	2,118	5	(A)	(6,253)	5	(BB)	10,152
				(11,731)	5	(cc)	(2,623)	5	(B)
				(371)	5	(ff)
Accrued offering costs	350	—	—	—			—			(350)	5	(BB)	—
Deferred revenue, current	—	36,019	8,870	—			—			—			44,889
Related party convertible debt, carried at fair value	—	—	2,924	—			(2,924)	5	(A)	—			—
Current portion of long-term debt	—	6,094	3,333	—			(3,333)	5	(A)	(5,158)	5	(GG)	936

Total current liabilities	6,603	50,748	28,757	675			(6,762)			(11,761)			68,260
Deferred underwriting fee payable	6,038	—	—							(6,038)	5	(EE)	—
Deferred revenue—net of current portion	—	6,326	1,610	—			—			—			7,936
Accrued liabilities, long-term	—	—	779	—			—			—			779
Deferred tax liability	—	—	—	56,430	5	(aa)	—			—			18,437
				(37,993)	5	(ee)
Long term debt—net of current portion	—	52,327	6,655	(36,131)	5	(ff)	(6,655)	5	(A)				16,196
Convertible debt	—	—	—	—			—			149,806	5	(CC)	149,806
Warrants	4,198	7,387	—	(7,387)	5	(bb)	—			—			4,198

Total liabilities	16,839	116,788	37,801	(24,406)			(13,417)			132,007			265,612

	Historical June 30, 2022	Historical July 31, 2022	Historical June 30, 2022
	L&F	ZF	IDX	Adjustments Related to ZF and Acquisition of ZF			Adjustments Related to IDX and Acquisition of IDX			Additional Pro Forma Adjustments			Pro Forma Balance Sheet
ZeroFox redeemable convertible preferred stock	—	138,129	—	1,914	5	(bb)	—			—			—
				(140,043)	5	(dd)
IDX redeemable convertible preferred stock	—	—	65,166	—			(65,166)	5	(C)	—			—

Total redeemable convertible preferred stock	—	138,129	65,166	(138,129)			(65,166)			—			—
L&F Class A ordinary shares subject to possible redemption	34,832	—	—	—			—			(24,626)	5	(FF)	—
										(10,206)	5	(HH)
Stockholders’ equity (deficit):
L&F Class A ordinary shares	—	—	—	8	5	(aa)	3	5	(A)	1	5	(HH)	12
L&F Class B ordinary shares	—	—	—	—			—			—			—

ZeroFox common stock	—	—	—	—			—			—			—

IDX common stock	—	—	1	—			(8)	5	(A)	—			—
							7	5	(C)
Additional paid-in capital	—	4,829	24	716,424	5	(aa)	215,939	5	(A)	(3,684)	5	(BB)	1,174,412
				5,473	5	(bb)	—			15,000	5	(DD)
				140,043	5	(dd)	65,159	5	(C)	5,000	5	(GG)
										10,205	5	(HH)
Accumulated deficit	(16,643)	(178,278)	(70,264)	178,278	5	(aa)	70,264	5	(A)	33	5	(AA)	(18,129)
				(2,535)	5	(ff)				1,016	5	(EE)
Accumulated other comprehensive loss	—	(159)	—	159	5	(aa)	—			—			—

Total stockholders’ equity (deficit)	(16,643)	(173,608)	(70,239)	1,037,850			351,364			27,571			1,156,295

Total liabilities, redeemable convertible preferred stock, L&F Class A ordinary shares, and stockholders’ equity (deficit)	$35,028	$81,309	$32,728	$875,315			$272,781			$124,746			$1,421,907

See accompanying notes to the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE SIX MONTHS

ENDED JULY 31, 2022

(in thousands, except share and per share amounts)

	Historical Six Months Ended June 30, 2022	Historical Six Months Ended July 31, 2022	Historical Six Months Ended June 30, 2022	Transaction Accounting Adjustments
	L&F	ZF	IDX	Adjustments Related to ZF			Adjustments Related to IDX			Additional Pro Forma Adjustments			Pro Forma Statement of Operations
Revenue	$—	$28,743	$56,706	$—			$—			$—			$85,449
Cost of revenue	—	8,729	44,207	9,900	6	(aa)	1,400	6	(A)	—			64,236

Gross profit	—	20,014	12,499	(9,900)			(1,400)			—			21,213
Operating expenses:
Research and development	—	8,023	2,838	—			—			—			10,861
Sales and marketing	—	18,363	4,828	4,500	6	(aa)	3,633	6	(A)	—			31,324
General and administrative	3,856	9,985	3,977	1,900	6	(aa)	3,090	6	(A)	—			16,075
				(3,790)	6	(ee)	(2,943)	6	(F)

Total operating expenses	3,856	36,371	11,643	2,610			3,780			—			58,260

(Loss) / income from operations	(3,856)	(16,357)	856	(12,510)			(5,180)			—			(37,047)

Other income (expense):
Interest expense, net	—	(2,931)	(257)	2,275	6	(bb)	257	6	(B)	(5,283)	6	(AA)	(6,771)
				(607)	6	(cc)
				(225)	6	(ff)
Fair value adjustments	14,439	(2,059)	(133)	2,059	6	(dd)	133	6	(E)	—			14,439
Other expense	—	—	(473)	—			85	6	(C)				(25)
							363	6	(D)
Interest earned on marketable securities held in Trust Account	100	—	—	—			—			(100)	6	(BB)	—

Total other income (expense)	14,539	(4,990)	(863)	3,502			838			(5,383)			7,643

Income / (loss) before taxes	10,683	(21,347)	(7)	(9,008)			(4,342)			(5,383)			(29,404)

Income tax expense (benefit)	—	111	22	(6,877)	7	(b)	(1,940)	7	(c)	(910)	7	(d)	(9,594)	7	(a)

Net income / (loss) after taxes	$10,683	$(21,458)	$(29)	$(2,131)			$(2,402)			$(4,473)			$(19,810)

Net income attributable to Class A redeemable ordinary shares (basic and diluted)	$7,990

Net income attributable to Class B non-redeemable ordinary shares (basic and diluted)	$2,693

Net income attributable to IDX redeemable convertible preferred stock (basic and diluted)		$(21,458)	$(8)

Net (loss) / income attributable to common stockholders (basic and diluted)		$(21,458)	$(8)

Net loss attributable to Class A non-redeemable ordinary shares (basic and diluted)													$(19,810)

Net income per share attributable to Class A redeemable ordinary shares (basic and diluted)	$0.62

Net income per share attributable to Class B non-redeemable ordinary shares (basic and diluted)	$0.62

Net (loss) / income per share attributable to IDX redeemable convertible preferred stock (basic and diluted)			$—

Net (loss) / income per share attributable to common stockholders (basic and diluted)		$(0.50)	$—

Net loss per share attributable to Class A non-redeemable ordinary shares (basic and diluted)													$(0.17)

Weighted-average shares outstanding of Class A redeemable ordinary shares used in computing net income per share attributable to stockholders of Class A redeemable ordinary shares (basic and diluted)	12,795,500

Weighted-average shares outstanding of Class B non-redeemable ordinary shares used in computing net income per share attributable to stockholders of Class B non-redeemable ordinary shares (basic and diluted)	4,312,500

Weighted-average average shares used in computing net (loss) / income per share attributable to IDX redeemable convertible preferred stockholders (basic and diluted)			12,706,627

Weighted-average average shares used in computing net (loss) / income per share attributable to common stockholders (basic and diluted)		43,038,331	12,706,627

Weighted-average shares outstanding of Class A non-redeemable ordinary shares used in computing net loss per share attributable to stockholders of Class A non-redeemable ordinary shares (basic and diluted)													117,983,659	6	(CC)

See accompanying notes to the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF

OPERATIONS FOR THE YEAR ENDED JANUARY 31, 2022

(in thousands, except share and per share amounts)

	Historical Year Ended December 31, 2021	Historical Year Ended January 31, 2022	Historical Year Ended December 31, 2021	Transaction Accounting Adjustments
	L&F	ZF	IDX	Adjustments Related to ZF			Adjustments Related to IDX			Additional Pro Forma Adjustments			Pro Forma Statement of Operations
Revenue	$—	$47,433	$106,072	$—			$—			$—			$153,505
Cost of revenue	—	16,357	82,745	19,800	6	(aa)	2,800	6	(A)	—			121,702

Gross profit	—	31,076	23,327	(19,800)			(2,800)			—			31,803
Operating expenses:
Research and development	—	12,810	4,941	—			—			—			17,751
Sales and marketing	—	29,873	7,182	9,000	6	(aa)	13,667	6	(A)	—			59,722
General and administrative	3,848	16,408	6,872	3,800	6	(aa)	6,180	6	(A)	—			54,766
				12,290	6	(ee)	5,368	6	(F)

Total operating expenses	3,848	59,091	18,995	25,090			25,215			—			132,239

(Loss) / income from operations	(3,848)	(28,015)	4,332	(44,890)			(28,015)			—			(100,436)

Other income (expense):
Interest expense, net	—	(3,585)	(483)	2,849	6	(bb)	483	6	(B)	(10,565)	6	(AA)	(13,158)
				(957)	6	(cc)
				(900)	6	(ff)
Fair value adjustments	9,426	(7,375)	(1,944)	7,375	6	(dd)	1,944	6	(E)	—			9,426
Other expense	—	—	(716)	—			25	6	(D)	—			—
							169	6	(C)
							522	6	(D)
Interest earned on marketable securities held in Trust Account	20	—	—	—			—			(20)	6	(BB)	—

Total other income (expense)	9,446	(10,960)	(3,143)	8,367			3,143			(10,585)			(3,732)

Income / (loss) before taxes	5,598	(38,975)	1,189	(36,523)			(24,872)			(10,585)			(104,168)

Income tax expense (benefit)	—	(536)	1,716	(11,658)	7	(b)	(5,919)	7	(c)	(2,380)	7	(d)	(18,777)	7	(a)

Net income / (loss) after taxes	$5,598	$(38,439)	$(527)	$(24,865)			$(18,953)			$(8,205)			$(85,391)

Net income attributable to Class A redeemable ordinary shares (basic and diluted)	$4,478

Net income attributable to Class B non-redeemable ordinary shares (basic and diluted)	$1,120

Net loss attributable to common stockholders (basic)		$(38,439)	$(32,978)

Net loss attributable to common stockholders (diluted)		$(38,439)	$(32,978)

Net loss attributable to Class A non-redeemable ordinary shares (basic and diluted)													$(85,391)

Net income per share attributable to Class A redeemable ordinary shares (basic and diluted)	$0.26

Net income per share attributable to Class B non-redeemable ordinary shares (basic and diluted)	$0.26

Net loss per share attributable to common stockholders (basic)		$(0.91)	$(2.80)

Net loss per share attributable to common stockholders (diluted)		$(0.91)	$(2.80)

Net loss per share attributable to Class A non-redeemable ordinary shares (basic and diluted)													$(0.72)

Weighted-average shares outstanding of Class A redeemable ordinary shares used in computing net income per share attributable to stockholders of Class A redeemable ordinary shares (basic and diluted)	17,250,000

Weighted-average shares outstanding of Class B non-redeemable ordinary shares used in computing net income per share attributable to stockholders of Class B non-redeemable ordinary shares (basic and diluted)	4,312,500

Weighted-average average shares used in computing net loss per share attributable to common stockholders (basic)		42,073,351	11,777,989

Weighted-average shares used in computing net loss per share attributable to common stockholders (diluted)		42,073,351	11,777,989

Weighted-average shares outstanding of Class A non-redeemable ordinary shares used in computing net loss per share attributable to stockholders of Class A non-redeemable ordinary shares (basic and diluted)													117,983,659	6	(CC)

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of the Transactions

Business Combination, Common Equity PIPE Financing, and Notes

On December 17, 2021, L&F, ZeroFox and IDX entered into a definitive business combination agreement (the “Business Combination Agreement”). Under the terms of the Business Combination Agreement, following the domestication of L&F as a Delaware corporation that occurred on August 3, 2022, (i) ZF Merger Sub, Inc., an indirect wholly-owned subsidiary of L&F, merged with and into ZeroFox (the “ZF Merger”) on August 3, 2022, with ZeroFox as the surviving company in the ZF Merger and continuing (immediately following the ZF Merger) as an indirect, wholly-owned subsidiary of L&F, (ii) immediately following the ZF Merger, IDX Merger Sub, Inc., an indirect wholly-owned subsidiary of L&F, merged with and into IDX (the “IDX Merger”), with IDX as the surviving company in the IDX Merger (referred to herein as “Transitional IDX Entity”) and continuing (immediately following the IDX Merger) as an indirect, wholly-owned subsidiary of L&F, and (iii) immediately following the IDX Merger, Transitional IDX Entity merged with and into IDX Forward Merger Sub, LLC, an indirect wholly-owned subsidiary of L&F (the “IDX Forward Merger,” and together with the ZF Merger and IDX Merger, the “Mergers”), with IDX Forward Merger Sub, LLC as the surviving company in the IDX Forward Merger and continuing (immediately following the IDX Forward Merger) as an indirect, wholly-owned subsidiary of L&F (the mergers together with the domestication of L&F, the “Business Combination”). The cash components of the transaction were funded by the $20.0 million Common Equity PIPE Financing, and $150.0 million Convertible Notes Financing. The Notes will mature three years from issuance and accrue cash interest at 7.00% per annum payable quarterly with an option for the issuer to accrue paid-in-kind interest at an annual rate of 8.75%.

2.	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the Business Combination (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Management has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company reflecting the Business Combination.

The unaudited pro forma condensed combined financial statements are based on L&F’s historical financial statements and ZeroFox’s and IDX’s historical consolidated financial statements, as adjusted to give effect to the Business Combination. The historical financial statements of L&F and IDX were prepared based on a December 31 fiscal year-end and the historical financial statements of ZeroFox were prepared based on a January 31 fiscal year-end. Following the consummation of the Business Combination, New ZeroFox will have a January 31 fiscal year-end.

The unaudited pro forma condensed combined balance sheet gives pro forma effect to the Business Combination as if they had been consummated on July 31, 2022. The unaudited pro forma condensed combined statements of operations for the six months ended July 31, 2022 and the year ended January 31, 2022 give effect to the Business Combination as if they had occurred on February 1, 2021.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. The pro forma adjustments reflecting the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial statements.

On May 3, 2022, L&F held an extraordinary general meeting of shareholders and voted to approve the Extension Articles Amendment, extending the date by which L&F must complete its initial business combination from May 23, 2022 to August 24, 2022. The L&F shareholders approved the Extension Amendment Proposal at the Extension Meeting and on May 3, 2022, L&F filed the Extension Articles Amendment with the Register of Companies of the Cayman Islands. In connection with the vote to approve the Extension Amendment Proposal, the holders of 13,824,311 Class A Ordinary Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.15 per share, for an aggregate redemption amount of approximately $140,378,518.

Prior to completion of the Business Combination, the holders of 2,419,687 Class A ordinary shares exercised their right to redeem their shares for cash at a redemption price of approximately $10.18 per share, for an aggregate redemption amount of $24,626,039.

After giving effect to the Extension Amendment Redemptions, as of May 27, 2022, and the additional redemptions prior to the completion of the Business Combination, there were 1,006,002 Class A Ordinary Shares and 4,312,500 Class B Ordinary Shares issued and outstanding and approximately $10,238,000 remaining in the Trust Account.

The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. L&F and ZeroFox have not had any historical relationship prior to the Business Combination. L&F and IDX have not had any historical relationship prior to the Business Combination. Prior to the Business Combination, IDX was a customer of ZeroFox.

Shares outstanding as presented in the unaudited pro forma condensed combined financial statements include 82,815,215 shares of New ZeroFox Common Stock to be issued to ZeroFox’s shareholders, 27,849,942 shares of New ZeroFox Common Stock to be issued to IDX’s shareholders, 5,318,502 shares of New ZeroFox Common Stock issued to L&F shareholders (including the 1,293,750 shares of New ZeroFox Common Stock to be issued to the Sponsor Holders that are subject to forfeiture if certain earnout conditions are not satisfied (the “Sponsor Holders Earnout Shares”)), and 2,000,000 shares of New ZeroFox Common Stock to be issued in connection with the Common Equity PIPE Financing.

As a result of the Business Combination ZeroFox’s shareholders will own approximately 70% of the shares of New ZeroFox Common Stock, IDX’s shareholders will own approximately 23% of the shares of New ZeroFox Common Stock, the Common Equity PIPE Investors will own 2% of the shares of New ZeroFox Common Stock, and the L&F Initial Shareholders will own approximately 5% of the shares of New ZeroFox Common Stock, based on the number of Class A Ordinary Shares outstanding as of August 3, 2022 immediately preceding the completion of the Business Combination (in each case, not giving effect to any shares issuable upon exercise of any L&F warrants, L&F options, or conversion of the Notes).

	Shares from Transaction (after Redemptions)	Shares from PIPE Investment	Total Shares	%
ZeroFox Shareholders	82,815,215	—	82,815,215	70%
IDX Shareholders	27,849,942	—	27,849,942	23%
Common Equity PIPE Investors	—	2,000,000	2,000,000	2%
L&F Initial Shareholders	5,318,502	—	5,318,502	5%

Total	115,983,659	2,000,000	117,983,659	100%

The L&F Public Warrants and the L&F Private Placement Warrants have been reported as liability-classified instruments that will be subsequently remeasured at fair value in future reporting periods, with changes in fair value recognized in earnings. The 1,293,750 Sponsor Holders Earnout Shares that are subject to an earnout pursuant to the Sponsor Support Letter Agreement have been reported as equity-classified as they are indexed to the entity’s own stock and meet the additional criteria for equity classification. The L&F Public Warrants and the L&F Private Placement Warrants will continue to be reported as liability-classified and the Sponsor Holders Earnout Shares will continue to be reported as equity-classified by New ZeroFox.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of New ZeroFox.

3.	Accounting Treatment for the Business Combination

Upon consummation of the Business Combination, ZeroFox is considered a variable interest entity as the equity at risk for ZeroFox is not sufficient to fund expected future cash flow needs, including funding future projected losses, and servicing existing debt obligations. L&F will hold a variable interest in ZeroFox as it will own 100% of ZeroFox’s equity. L&F is considered the primary beneficiary as its ownership will provide the power to direct the activities that most significantly impact ZeroFox’s performance and the obligation to absorb the losses and/or receive the benefits of ZeroFox that could potentially be significant to ZeroFox. L&F is treated as the accounting acquirer.

L&F’s acquisitions of ZeroFox and IDX is considered business combinations under ASC 805, Business Combinations, and will be accounted for using the acquisition method of accounting. The consideration transferred to effect the acquisitions will be allocated to the assets acquired and liabilities assumed based on their estimated acquisition-date fair values. The excess of consideration transferred over the fair values of assets acquired and liabilities assumed will be recorded as goodwill. Transaction costs related to the acquisitions of ZeroFox and IDX are expensed.

4.	Exchange of Shares for New ZeroFox Common Stock

Exchange of ZeroFox Shares for New ZeroFox Common Stock

Based on 289,284,084 shares of ZeroFox Common Stock outstanding as of August 3, 2022 after the net exercise of certain warrants that occurred within a short period of time following completion of the Business Combination, and the ZF Mandatory Conversion immediately prior to the Closing, and the ZF Closing Stock per Share Consideration, determined in accordance with the terms of the Business Combination Agreement, of approximately 0.2863 of a share of New ZeroFox Common Stock, holders of ZeroFox Common Stock (excluding holders of certain ZeroFox warrants and ZeroFox options) are expected to receive 82,815,215 shares of New ZeroFox Common Stock in the Business Combination, determined as follows:

	ZeroFox Shares Outstanding as of August 3, 2022	Net Exercise of Stock Warrants	Conversion of ZeroFox Redeemable Convertible Preferred Stock into ZeroFox Common Stock	ZeroFox common stock assumed outstanding prior to Closing
Series Seed, par value $0.00001 per share	9,198,372	—	(9,198,372)	—
Series A, par value $0.00001 per share	15,997,285	115,393	(16,112,678)	—
Series B, par value $0.00001 per share	26,914,949	132,014	(27,046,963)	—
Series C, par value $0.00001 per share	21,124,699	—	(21,124,699)	—
Series C-1, par value $0.00001 per share	11,882,605	—	(11,882,605)	—
Series D, par value $0.00001 per share	13,871,547	—	(13,871,547)	—
Series D-1, par value $0.00001 per share	5,878,303	—	(5,878,303)	—
Series D-2, par value $0.00001 per share	993,868	—	(993,868)	—
Series E, par value $0.00001 per share	15,767,013	207,875	(15,974,888)	—
Common stock, par value $0.00001 per share	43,285,001	1,831,237	244,167,846	289,284,084

Total	164,913,642	2,286,519	122,083,923	289,284,084

ZeroFox common stock assumed outstanding prior to Closing				289,284,084
ZF Closing Stock Per Share Consideration				0.2863

				82,814,578
Adjustment for fractional shares				637

Estimated shares of New ZeroFox Common Stock issued to ZeroFox stockholders upon Closing				82,815,215

Exchange of Shares of IDX Capital Stock for Shares of New ZeroFox Common Stock

Based on 45,301,745 shares of IDX Capital Stock outstanding as of August 3, 2022 and the IDX Closing Stock Per Share Consideration, determined in accordance with the terms of the Business Combination Agreement, of approximately 0.6148 of a share of New ZeroFox Common Stock, holders of IDX Capital Stock are expected to receive 27,849,942 shares of New ZeroFox Common Stock in the Business Combination, determined as follows:

	IDX Capital Stock outstanding as of August 3, 2022	Net Exercise of IDX Common Stock Warrants	Conversion of IDX Redeemable Convertible Preferred Stock into IDX Common Stock	IDX Common Stock assumed outstanding prior to Closing
Series A-1, par value $0.0001 per share	5,882,350	—	(5,882,350)	—
Series A-2, par value $0.0001 per share	26,194,324	—	(26,194,324)	—
Common stock, par value $0.0001 per share	13,225,071	—	32,076,674	45,301,745

	45,301,745	—	—	45,301,745

IDX Common Stock assumed outstanding prior to closing				45,301,745
IDX Closing Stock Per Share Consideration				0.6148

				27,849,966
Adjustment for fractional shares				(24)

Estimated shares of New ZeroFox Common Stock issued to IDX stockholders upon Closing				27,849,942

5.	Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Adjustments Related to ZeroFox:

The adjustments below relate to ZeroFox and include adjustments to record the allocation of the purchase price for the acquisition of ZeroFox and additional adjustments related to the Business Combination.

(aa)

All of the outstanding shares of ZeroFox were exchanged for shares of New ZeroFox. ZeroFox provides digital risk protection services and safeguards modern organizations from dynamic security risks across social, mobile, surface, deep and dark web, email and collaboration platforms. The ZeroFox acquisition will allow New ZeroFox to further scale its digital risk protection services and expand its customer base. The acquisition will be accounted for as a business combination in accordance with ASC 805, Business Combinations.

The following table summarizes the estimate of the consideration transferred to effect the ZeroFox acquisition (in thousands, except share and share price amounts):

Repayment of ZeroFox’s debt (1)	$38,625
Shares of New ZeroFox Common Stock transferred	82,815,215
New ZeroFox Common Stock share price	$10.00

New ZeroFox Common Stock consideration transferred	$828,152

Total consideration transferred	$866,777

(1)	Total consideration transferred will include payment ZeroFox’s debt with Orix and related prepayment penalty by New ZeroFox.

Adjustment 5(aa) reflects the following:

•	The adjustment reflects consideration transferred in the adjustments to L&F Class A ordinary shares (Domesticated) of $8,000 and additional paid-in capital of $866.8 million.

•	The adjustment reflects the elimination of ZeroFox’s historical equity as well as its equity arising from the other Adjustments Related to ZeroFox. These eliminations include:

•	the elimination of $4.8 million of historical additional paid-in capital;

•	the elimination of $(145.5) million of additional paid-in capital arising from the other Adjustments Related to ZeroFox;

•	the elimination of $(178.3) million of historical accumulated deficit;

•	the elimination of $(12.8) million of accumulated deficit arising from the Adjustments Related to ZeroFox; and

•	the elimination of $0.2 million of historical accumulated other comprehensive income.

•	The adjustment reflects fair value adjustments to record ZeroFox’s identifiable intangible assets and goodwill of $172.0 million and $746.4 million, respectively.

•	The adjustment reflects the acquisition of a deferred tax asset of $32.9 million and a deferred tax liability of $43.7 million.

The following table summarizes the allocation of the preliminary estimate of the purchase price to the assets acquired and liabilities assumed (in thousands):

Cash and cash equivalents (1)	$(8,928)
Accounts receivable, net of allowance for doubtful accounts	14,210
Deferred contract acquisitions costs, current	4,918
Prepaid expenses and other assets	2,859
Property and equipment, net of accumulated depreciation	609
Capitalized software, net of accumulated amortization	1,082
Deferred contract acquisition costs, net of current portion	6,854
Acquired intangible assets, net of accumulated amortization	184,631
Goodwill	789,085
Deferred tax asset	37,993
Other assets	341

Total assets acquired	1,033,654

Accounts payable	4,333
Accrued liabilities	5,348
Deferred revenue, current	36,019
Current portion of long-term debt	6,094
Deferred revenue, net of current portion	6,326
Long-term debt, net of current portion	52,327
Deferred tax liability	56,430

Total liabilities assumed	166,877

Total consideration transferred	$866,777

(1)	Cash is presented net of payment of $11.7 million of ZeroFox’s transaction costs which are offset against accrued liabilities in the preliminary purchase price allocation above.

The excess of the purchase price over the fair values of the net identifiable tangible and intangible assets acquired will be assigned to goodwill. Goodwill represents the future benefits as a result of the acquisition that will enhance the services available to both new and existing customers and increase the New ZeroFox’s competitive position. Goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event that management determines that the value of goodwill has been impaired, an accounting charge for the amount of impairment during the quarter in which the determination is made may be recognized. Goodwill attributable to the ZeroFox acquisition is not expected to be deductible for tax purposes.

With respect to the adoption of ASU No. 2021-08, notwithstanding the fact that the Business Combination is assumed to have occurred as of February 1, 2021, based on Article 11 guidance for the pro forma condensed statement of comprehensive income, ZeroFox used February 1, 2022 as the adoption date for purposes of the pro forma condensed statement of comprehensive income as that is the adoption date reflected in the historical financial statements for the three months ended April 30, 2022.

The following table sets forth the amounts allocated to the intangible assets identified, the estimated useful lives of those intangible assets, and the methodologies used to determine the fair values of those intangible assets (dollars in thousands):

	Fair Value	Useful Life (in years)	Fair Value Methodology
Trade names and trademarks	$19,000	5	Relief from Royalty method Developed technology
Developed technology	99,000	5	Replacement Cost method Customer relationships
Customer relationships	54,000	6	Multi-period Excess Earnings method of the Income Approach

	$172,000

(bb)

To reflect the net exercise of warrants to purchase ZeroFox Series A, B, and E redeemable convertible preferred stock and ZeroFox Common Stock that were outstanding and unexercised as of July 31, 2022. Upon the Business Combination, these warrants were exchanged for warrants to purchase New ZeroFox Common Stock. Within a short period time following the completion of the Business Combination, the warrants to purchase New ZeroFox Common Stock were exercised. This adjustment reduces the warrant liability by $7.4 million and increases redeemable convertible preferred stock and additional paid-in capital by $1.9 million and $5.5 million, respectively.

(cc)

To reflect the payment of ZeroFox’s total estimated advisory, legal, accounting, auditing, and other professional fees of $17.7 million that are deemed to be direct and incremental costs of the Business Combination. Approximately $8.5 million of these costs have been expensed in the historical financial statements and of that amount, approximately $5.9 million was paid as of July 31, 2022. This adjustment reduces cash and accrued liabilities by $11.7 million to reflect the payment of the unpaid costs of the Business Combination.

(dd)

To reflect the conversion of all of ZeroFox’s redeemable convertible preferred stock into ZeroFox common stock in connection with the Business Combination. Each share of all series of ZeroFox redeemable convertible preferred stock converts into two shares of ZeroFox common stock.

(ee)

To reflect an adjustment to present deferred taxes as a net deferred tax liability. The proforma tax adjustments are based on the assumption that the acquired deferred tax liabilities will be a source of income for our net operating losses. The Company will complete its analysis relating to the availability of the deferred tax liabilities as a source of income and evaluate any limitations on the use of its net operating losses when the Business Combination is complete.

(ff)

To reflect the repayment of notes due to Orix Growth Capital, LLC of $37.5 million and accrued interest of $0.3 million. The repayment of the note due to Orix Growth Capital, LLC includes a 3% pre-payment penalty of $1.1 million. The net book value of the notes includes unamortized debt issuance costs and unamortized debt discounts of $1.5 million.

Pro Forma Adjustments Related to IDX:

The adjustments below relate to IDX and include an adjustment to record the allocation of the purchase price for the acquisition of IDX and additional adjustments related to the Business Combination.

(A)

All of the outstanding shares of IDX Capital Stock were exchanged for shares of New ZeroFox Common Stock. IDX provides privacy, identity protection, and data breach response services to its government and commercial customers. The IDX acquisition will allow New ZeroFox to further scale its digital risk protection services and expand its customer base. The acquisition will be accounted for as a business combination in accordance with ASC 805, Business Combinations.

The following table summarizes the preliminary estimate of the consideration transferred to effect the IDX acquisition (in thousands, except share and share price amounts):

Cash consideration (1)	$30,088
Repayment of IDX’s estimated transaction costs (2)	6,726
Repayment of IDX’s debt (3)	12,912

Total cash consideration and repayment of IDX’s debt and estimated transaction costs	$49,726

Shares of New ZeroFox Common Stock transferred	27,849,966
New ZeroFox Common Stock share price	$10.00

New ZeroFox Common Stock consideration transferred	$278,499

Total consideration transferred	$328,225

(1)

Total consideration transferred will include cash consideration of $47.1 million, adjusted for IDX’s closing working capital, debt, and cash. As a condition to the Business Combination, IDX retains their pre-closing cash balance. As such, the pro forma adjustment to cash includes a reduction of $17.0 million.

(2)

Total consideration transferred will include transaction costs incurred by IDX that are not deemed to be direct and incremental costs of the Business Combination that will be reimbursed by New ZeroFox.

(3)	Total consideration transferred will include payment of IDX’s debt by New ZeroFox.

Adjustment 5(A) reflects the following:

•

The adjustment reflects consideration transferred in the adjustments to cash and cash equivalents of $47.1 million, L&F Class A ordinary shares (Domesticated) of $3,000, and additional paid-in capital of $281.1 million.

•

The adjustment reflects the elimination of IDX’s historical equity as well as its equity arising from the other Adjustments Related to Acquisition of IDX (see Notes 5(B) through 5(C)). These eliminations of IDX’s equity include the elimination of IDX’s historical additional paid-in capital of $24,000 as well as the elimination of its additional paid-in capital arising from the other Adjustments Related to Acquisition of IDX of $65.2 million. The eliminations of IDX’s equity also include the elimination of historical common stock of $1,000 and the elimination of $3,000 of common stock arising from the other Adjustments Related to Acquisition of IDX. These eliminations also include the elimination of IDX’s historical accumulated deficit of $70.3.

•	The adjustment reflects fair value adjustments to record IDX’s identifiable intangible assets and goodwill of $94.9 million and $245.8 million, respectively.

•

The adjustment reflects the payment of IDX’s current portion of long-term debt, long-term debt—net of current portion, and related party convertible debt of $3.3 million, $6.7 million, and $2.9 million, respectively.

The following table summarizes the allocation of the preliminary estimate of the purchase price to the assets acquired and liabilities assumed (in thousands):

Cash and cash equivalents (1)	$—
Accounts receivable	12,037
Deferred contract acquisitions costs, current	1,065
Prepaid expenses and other assets	1,071
Property and equipment	128
Deferred contract acquisition costs, net of current portion	188
Goodwill	245,843
Intangible assets	94,900

Total assets acquired	355,232

Accounts payable	7,950
Accrued liabilities	7,798
Deferred revenue, current	8,870
Deferred revenue, net of current portion	1,610
Accrued liabilities, long-term	779

Total liabilities assumed	27,007

Total consideration transferred	$328,225

(1)

No cash was acquired as part of the Business Combination. The pro forma adjustment to cash reflects the retention of pre-acquisition cash by the IDX shareholders of $(17.0) million and the payment of cash consideration to the IDX shareholders of $(47.1) million, a total adjustment of $(64.1) million.

The excess of the purchase price over the fair values of the net identifiable tangible and intangible assets acquired will be assigned to goodwill. Goodwill represents the future benefits as a result of the acquisition that will enhance the services available to both new and existing customers and increase the New ZeroFox’s competitive position. Goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event that management determines that the value of goodwill has been impaired, an accounting charge for the amount of impairment during the quarter in which the determination is made may be recognized. Goodwill attributable to the IDX acquisition is not expected to be deductible for tax purposes.

With respect to the adoption of ASU No. 2021-08, notwithstanding the fact that the Business Combination is assumed to have occurred as of February 1, 2021, based on Article 11 guidance for the pro forma condensed statement of comprehensive income, IDX used February 1, 2022 as the adoption date for purposes of the pro forma condensed statement of comprehensive income as that is the adoption date reflected in the historical financial statements for the six months ended July 31, 2022.

The following table sets forth the amounts allocated to the intangible assets identified, the estimated useful lives of those intangible assets, and the methodologies used to determine the fair values of those intangible assets (dollars in thousands):

	Fair Value	Useful Life (in years)	Fair Value Methodology
Trade name	$30,900	5	Relief from Royalty method
Developed technology	14,000	5	Replacement Cost method
Breach-related contracts	2,300	1	Multi-period Excess Earnings Method of the Income Approach
Office of Personnel Management contract	43,600	6	Multi-period Excess Earnings Method of the Income Approach
Customer relationships	4,100	1	Multi-period Excess Earnings Method of the Income Approach

	$94,900

As part of the IDX acquisition, ZeroFox incurred negligible acquisition-related costs and therefore no adjustment is reflected in these pro forma financial statements.

(B)

To reflect the payment of IDX’s total estimated advisory, legal, accounting, auditing, and other professional fees of $6.7 million that are deemed to be direct and incremental costs of the Business Combination. Approximately $4.6 million of these costs have been expensed in the historical financial statements and of that amount, approximately $4.1 million was paid as of June 30, 2022. This adjustment reduces cash and accrued liabilities by $2.6 million to reflect the payment of the unpaid costs of the Business Combination.

(C)

To reflect the conversion of all of IDX’s redeemable convertible preferred stock into IDX common stock due to the Business Combination. Each share of all series of IDX redeemable convertible preferred stock converts into one share of IDX common stock.

Additional Pro Forma Adjustments:

The adjustments below are related to the Common Equity PIPE Financing, the Convertible Notes Financing, and the Business Combination, which include additional adjustments related to L&F.

(AA)

To reflect the release of cash from the trust account to cash and cash equivalents. The entry includes an additional $33,000 of interest earned on the trust account through the completion of the Business Combination.

(BB)

To reflect the payment of L&F’s total estimated advisory, legal, accounting, auditing, and other professional fees of $14.9 million that are deemed to be direct and incremental costs of the Business Combination. The adjustment reduces cash by $10.3 million, prepaid expenses by $39,000, accrued liabilities by $6.3 million, accrued offering costs by $0.4 million, and additional paid-in capital by $3.7 million.

(CC)

To reflect the issuance of the Notes for $150.0 million. This adjustment records an increase of cash from the convertible note issuance of $149.8 million ($150.0 million, net of debt issuance costs of $0.2 million) and a corresponding increase in the carrying value of convertible debt. The Notes contain a provision whereby, in the case of an event of default, the obligation will bear additional interest at a rate equal to 2.00%. Management evaluated Events of Default and determined the non-credit related events of default represent an embedded derivative that must be bifurcated and accounted for separately from the Notes. The default rate derivative is treated as a liability, initially measured at fair value with subsequent changes in fair value recorded in earnings. Management has assessed the probability of occurrence for a non-credit default event and determined the likelihood of a referenced event to be remote. Therefore, the estimated fair value of the default rate derivative is negligible and no amount was recorded.

(DD)

To reflect the issuance of an aggregate of 1,500,000 shares of New ZeroFox Common Stock in the Common Equity PIPE Financing (excludes the 500,000 Common Equity PIPE Financing shares to be issued to holders of the ZeroFox PIK Promissory Notes, see Note 5(GG)) at a price of $10.00 per share, for an aggregate purchase price of $15.0 million.

(EE)

To reflect the settlement of the $6.0 million deferred underwriting fee payable that was incurred during L&F’s initial public offering, which is required to be settled upon completion of the Business Combination. Immediately prior to the completion of the Business Combination the deferred underwriting fee payable was reduced by $1 million. Accordingly, this adjustment includes a reduction to Accumulated Deficit of $1 million.

(FF)

To reflect the L&F’s public shareholders exercise of their redemption rights with respect to 2,419,687 L&F Class A Ordinary Shares prior to the Closing at a redemption price of approximately $10.18 per share, or $24.6 million in cash.

(GG)

To reflect the issuance of an aggregate of 500,000 shares of New ZeroFox Common Stock in the Common Equity PIPE Financing to be issued to holders of the ZeroFox PIK Promissory Notes at a price of $10.00 per share. The issuance of these shares results in a reduction to the ZeroFox PIK Promissory Notes liability and an increase to additional paid-in-capital of $5.0 million and a reduction to cash of $0.2 million for accrued interest paid at the closing of the Business Combination.

(HH)	To reflect the reclassification of 1,006,002 Class A Ordinary Shares of $10.2 million to common stock and additional paid-in capital of $10.2 million.

6.	Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Adjustments Related to ZeroFox:

The adjustments below relate to ZeroFox and include adjustments related to the allocation of the purchase price and additional adjustments related to the Business Combination.

(aa)

To reflect incremental amortization expense as a result of the fair value adjustment to intangible assets. Amortization expense related to developed technology is recorded as cost of revenue. Amortization expense related to the trade names and trademarks is recorded as general and administrative expense. Amortization expense related to customer relationships is recorded as sales and marketing expense.

(bb)

To reflect an adjustment to eliminate interest expense, amortization of discount and debt issuance costs on the Orix loan as it is assumed that the related debt balance would have been paid off by ZeroFox on February 1, 2021.

(cc)

To reflect an adjustment to write-off the unamortized debt discounts related to ZeroFox’s loan with Orix. The unamortized debt discounts include discounts due to unamortized debt issuance costs and warrants.

(dd)

To reflect the elimination of the change in fair value of ZeroFox’s warrant liabilities. It is assumed that the warrants to purchase ZeroFox’s Series A, B, C, C-1, and E redeemable convertible preferred stock and warrants to purchase ZeroFox Common Stock will be net exercised on February 1, 2021.

(ee)

To reflect the recognition of ZeroFox’s total estimated advisory, legal, accounting, auditing, and other professional fees of $17.7 million that are deemed to be direct and incremental costs of the Business Combination (see Note 5(cc)). Of this amount, $12.3 million was recognized in subsequent fiscal periods and has been added to the pro forma statement of operations for the twelve months ended January 31, 2022. For the pro forma statement of operations for the six months ended July 31, 2022, general and administrative expense was reduced by $3.8 million to eliminate the amount of transaction related expenses recognized in that fiscal period.

(ff)	To reflect the prepayment penalty associated with the payment of its long-term debt with Orix (see Note 5(ff)).

Pro Forma Adjustments Related to IDX:

The adjustments below relate to IDX and include adjustments related to the allocation of the purchase price and additional adjustments related to the Business Combination.

(A)

To reflect incremental amortization expense as a result of the fair value adjustment to intangible assets. Amortization expense related to developed technology is recorded as cost of revenue. Amortization expense related to the trade name is recorded as general and administrative expense. Amortization expense related to the Office of Personnel Management contract, breach-related contract, and customer relationships is recorded as sales and marketing expense.

(B)	To reflect the elimination of interest expense and amortization of deferred debt issuance costs on IDX’s loan with Comerica Bank as it is assumed that this debt balance is paid off upon Closing.

(C)	To reflect the elimination of interest expense on IDX’s related party convertible debt as it is assumed that this debt balance would have been paid off upon the Closing.

(D)	To reflect the elimination of the change in fair value of IDX’s related party convertible debt as it is assumed that this debt balance would have been paid off upon the Closing.

(E)	To reflect the elimination of the change in fair value of IDX’s warrant liabilities. It is assumed that the warrants to purchase IDX’s capital stock will be net exercised on February 1, 2021.

(F)

To reflect the recognition IDX’s total estimated advisory, legal, accounting, auditing, and other professional fees of $6.7 million that are deemed to be direct and incremental costs of the Business Combination (see Note 5(B)). Of this amount, $5.4 million was recognized in subsequent fiscal periods and has been added to the pro forma statement of operations for the twelve months ended January 31, 2022. For the pro forma statement of operations for the six months ended July 31, 2022, general and administrative expense was reduced by $1.3 million to eliminate the amount of transaction related expenses recognized in that fiscal period.

Additional Pro Forma Adjustments:

The adjustments below include adjustments related to the Common Equity PIPE Financing, the Convertible Notes Financing and the Business Combination, which include additional adjustments related to L&F.

(AA)	To reflect an adjustment to record cash interest expense of 7.00% and amortization of debt issuance costs on the Notes (see Note 5(CC)).

The Notes bear interest at a rate of 7.00% per annum, payable quarterly in cash; provided, that the issuer may elect to pay interest in kind at a rate of 8.75% per annum. The preparation of the unaudited pro forma condensed combined financials statements assumes the cash interest option was elected consistently throughout the reporting period. The following table summarizes the impact of selecting the interest in kind option on unaudited pro forma condensed combined financials statements (in thousands, except share and share price amounts):

	Cash Interest Option	PIK Option
For the six months ended July 31, 2022
Convertible debt	$149,806	$170,956
Total liabilities	$265,612	$286,762
Accumulated deficit	$(18,129)	$(39,279)
Total stockholders’ equity	$1,156,295	$1,135,145
Interest expense	$6,771	$8,721
Net los after taxes	$(19,810)	$(21,820)
Net loss per share	$(0.17)	$(0.18)
For the year ended January 31, 2022
Interest expense	$13,158	$16,257
Net loss after tax	$(85,391)	$(88,490)
Net loss per share	$(0.72)	$(0.75)

(BB)	To reflect the elimination of interest income related to the marketable securities held in the trust account.

(CC)

The pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of New ZeroFox shares outstanding as if the Business Combination occurred on February 1, 2021. The calculation of weighted-average shares outstanding for pro forma basic and diluted net loss per share assumes that the shares issuable in connection with the Business Combination have been outstanding for the entirety of the periods presented. The unaudited pro forma condensed combined statements of operations reflect net losses for the periods presented and, accordingly, no loss amounts have been allocated to the Sponsor Holders Earnout Shares. The Sponsor Holders Earnout Shares have also been excluded from basic and diluted pro forma net loss per share as such shares are subject to forfeiture until certain specified earnout triggering events have occurred.

Pro Forma weighted-average common shares outstanding—basic and diluted is calculated as follows for the year ended January 31, 2022 and the six months ended July 31, 2022:

Assuming Actual Redemptions into Cash
Assume conversion of Class B ordinary shares into Class A ordinary shares effective February 1, 2021 as a result of assuming closing of the Business Combination on February 1, 2021	4,312,500
Assume reclassification of L&F Class A ordinary shares subject to redemption to L&F Class A ordinary shares not subject to redemption effective February 1, 2021 as a result of assuming closing of the Business Combination on February 1, 2021	1,006,002
Assume February 1, 2021 issuance of L&F Class A ordinary shares in connection with the closing of the Common Equity PIPE Investment Financing	2,000,000
Assume February 1, 2021 issuance of L&F Class A ordinary shares to ZeroFox shareholders as a result of assuming closing of the Business Combination on February 1, 2021	82,815,215
Assume February 1, 2021 issuance of L&F Class A ordinary shares to IDX shareholders as a result of assuming closing of the Business Combination on February 1, 2021	27,849,942

Pro forma weighted-average shares outstanding - basic and diluted	117,983,659

7.	Income Taxes

(a)	The pro forma provision for income taxes for six months ended July 31, 2022 and year ended January 31, 2022, is as follows (in thousands):

	Six Months Ended July 31, 2022	Year Ended January 31, 2022
Current tax expense:
Federal	$—	$—
Foreign	111	100
State and local	27	74

	138	174
Deferred tax (benefit) expense:
Federal	(8,892)	(20,225)
State and local Foreign	(1,334 —)	226 —

	(10,226)	(19,999)
Less change in valuation allowance	494	1,048

Income tax benefit	$(9,594)	$(18,777)

The reported pro forma income tax provision differs from the amount computed by applying the statutory US federal income tax rate to the loss before income taxes due to foreign non-deductible income and nondeductible expenses, primarily consisting of transaction costs. A reconciliation of the statutory US income tax rate to the effective pro forma income tax rate for the six months ended July 31, 2022 and year ended January 31, 2022, is as follows:

	Six Months Ended July 31, 2022	Year Ended January 31, 2022
US statutory rate	21.00%	21.00%
Permanent differences	8.32	(0.31)
Change in deferred tax assets and liabilities	4.40	(0.45)
Change in valuation allowance	(1.63)	(1.06)
Other	(0.43)	(0.16)

Net income tax expense	31.66%	19.02%

Deferred income taxes reflect temporary differences in the recognition of revenue and expenses between financial statement reporting and income tax reporting. Deferred income taxes as of July 31, 2022 consisted of the following (in thousands):

July 31, 2022
Deferred tax assets
Depreciation and amortization	$813
Deferred revenue	1,227
Stock-based compensation	118
Accruals	1,216
Charitable contributions	3
Allowance for doubtful accounts	74
Tax credits	12
Limitation on business interest expense	4,185
Net operating losses - federal and state	33,697
Credit carryforward	36
Deferred rent	15
Other, net	(15)

Total deferred tax asset before valuation allowance	41,381
Valuation allowance	(3,388)

Total deferred tax asset	37,993

Deferred tax liabilities:
Prepaid commissions	(2,944)
Deferred revenue	(3,877)
Intangibles from ZeroFox’s acquisition of a business	(786)
ZeroFox intangibles	(32,024)
IDX intangibles	(16,683)
Other, net	(116)

Total deferred tax liability before valuation allowance	(56,430)
Valuation allowance	—
Total deferred tax liability	(56,430)

Net deferred tax	$(18,437)

(b)	The following table represents the pro forma income tax adjustments for the six months ended July 31, 2022 (in thousands):

	Adjustments Related to ZF	Adjustments Related to IDX	Additional Pro Forma Adjustments
Pro forma income tax adjustments
Amortization of intangible assets	$(4,240)	$(2,113)	$—
Net operating loss carry forward	(3,691)	—	—
Deferred Revenue	724	171	—
Limitation of business interest expense	—	—	(1,404)
Other	330	2	—
Valuation allowance	—	—	494

Total pro forma income tax adjustments	$(6,877)	$(1,940)	$(910)

(c)	The following table represents the pro forma income tax adjustments for the year ended January 31, 2022 (in thousands):

	Adjustments Related to ZF	Adjustments Related to IDX	Additional Pro Forma Adjustments
Pro forma income tax adjustments
Amortization intangible assets	$(6,111)	$(4,584)	$—
Net operating loss carryforward	(11,811)	—	—
Deferred revenue	4,736	342	—
Limitation of business interest expense	—	—	(3,428)
Other	1,528	(1,677)	—
Valuation allowance	—	—	1,048

Total pro forma income tax adjustments	$(11,658)	$(5,919)	$(2,380)

The pro forma tax adjustments are based on the assumption that the acquired deferred tax liabilities will be a source of income for our net operating losses. We will complete our analysis relating to the availability of the deferred tax liabilities as a source of income and evaluate any limitations on the use of our net operating losses when the Business Combination is complete.